SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 8, 2014

Vertical Computer Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-28685	65-0393635
(Commission File Number)	(I.R.S. Employer Identification No.)

101 West Renner Road, Suite 300 Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)

(972) 437-5200 (Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

Vertical Computer Systems, Inc. (the “Company”) has settled the patent infringement claim that the Company was litigating in federal court against Interwoven, Inc. (“Interwoven). This matter has previously been disclosed under the heading “Legal Proceedings” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 10-K”).

Pursuant to the confidential settlement agreement, the Company has granted to Interwoven and its subsidiaries, affiliates and parent companies (which include Autonomy Corporation PLC and Hewlett-Packard Company, Inc.), a non-exclusive, fully paid-up license under the two patents (referenced in the 2013 10-K as the “Patents-in-Suit”) which were the subject of this litigation, together with any continuation patents of the Patents-in-Suit and any other patents with the same priority claim as the Patents-in-Suit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Computer Systems, Inc.

Dated: May 11, 2014	By:	/s/ Richard Wade
Richard Wade
President and Chief Executive Officer